Exhibit 99.1
HEALTHCARE REALTY
Scott W. Holmes
Executive Vice President &
Chief Financial Officer
P 615.269.8175
www.healthcarerealty.com
NEWS RELEASE
HEALTHCARE REALTY TRUST ANNOUNCES FOURTH QUARTER RESULTS
NASHVILLE, Tennessee February 23, 2009 — Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the fourth quarter ended December 31, 2008. Funds from operations (“FFO”) per diluted common share for the three months ended December 31, 2008 totaled $0.49, which includes the net positive effect of certain one-time items totaling $6.5 million, or $0.11 per diluted common share, compared with FFO per diluted common share for the three months ended December 31, 2007, which totaled $0.39. FFO per diluted common share totaled $1.63 for the twelve months ended December 31, 2008, compared with the prior year’s $1.51. Funds available for distribution (“FAD”) for the three months ended December 31, 2008 totaled $0.54 per diluted common share.
Revenues for the three months ended December 31, 2008 totaled $57.1 million, compared with the prior year’s $50.3 million. Revenues for the twelve months ended December 31, 2008 totaled $214.2 million, compared with the prior year’s $197.4 million. Income from continuing operations for the three months ended December 31, 2008 totaled $6.8 million, compared with $3.3 million for the three months ended December 31, 2007. Income from continuing operations for the twelve months ended December 31, 2008 totaled $18.2 million, compared with the prior year’s $11.2 million.
Net income for the three months ended December 31, 2008 totaled $15.6 million, or $0.27 per diluted common share, versus $4.6 million, or $0.09 per diluted common share, for the three months ended 2007.  Net income for the twelve months ended December 31, 2008 totaled $41.7 million, or $0.79 per diluted common share, compared with $60.1 million, or $1.24 per diluted common share for the twelve months ended December 31, 2007. Net income for the twelve months ended December 31, 2008, as compared to 2007, was affected by the disposition of the senior living assets and resulting gain included in discontinued operations in 2007.
Healthcare Realty Trust is a real estate investment trust that integrates owning, managing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company had investments of approximately $2.1 billion in 198 real estate properties and mortgages as of December 31, 2008, excluding assets classified as held for sale and including investments in two unconsolidated joint ventures. The Company’s 192 owned real estate properties, excluding assets classified as held for sale, are comprised of six facility types, located in 27 states, totaling approximately 11.7 million square feet. The Company provides property management services to approximately 8.5 million square feet nationwide.
The Company directs interested parties to its Internet site, www.healthcarerealty.com, where information is posted regarding this quarter’s operations. Please contact the Company at (615) 269-8175 to request a printed copy of this information.
In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2008 under the heading “Risk Factors,” and as may be updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims any obligation to update forward-looking material.

HEALTHCARE REALTY TRUST INCORPORATED
Consolidated Statements of Income (1)
(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

	(Unaudited)
REVENUES
Master lease rent	$14,743	$14,141	$58,412	$56,401
Property operating	37,052	31,433	136,745	121,644
Straight-line rent	709	279	622	934
Mortgage interest	561	536	2,207	1,752
Other operating	4,009	3,908	16,255	16,640

	57,074	50,297	214,241	197,371

EXPENSES
General and administrative	5,588	4,889	23,514	20,619
Property operating	23,204	18,344	82,420	71,671
Impairment	—	—	1,600	—
Bad debts, net of recoveries	1,478	92	1,833	222
Depreciation	13,043	11,419	48,283	42,254
Amortization	930	931	2,849	4,528

	44,243	35,675	160,499	139,294

OTHER INCOME (EXPENSE)
Gain on extinguishment of debt, net	2,079	—	4,102	—
Interest expense	(9,748)	(11,488)	(42,126)	(48,307)
Interest and other income, net	1,632	133	2,440	1,459

	(6,037)	(11,355)	(35,584)	(46,848)

INCOME FROM CONTINUING OPERATIONS	6,794	3,267	18,158	11,229

DISCONTINUED OPERATIONS (2)
Income from discontinued operations	8,917	2,615	14,577	15,517
Impairments	(857)	(240)	(886)	(7,089)
Gain on sales of real estate properties	745	(1,054)	9,843	40,405

INCOME FROM DISCONTINUED OPERATIONS	8,805	1,321	23,534	48,833

NET INCOME	$15,599	$4,588	$41,692	$60,062

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations per common share	$0.12	$0.07	$0.35	$0.24

Discontinued operations per common share	0.15	0.02	0.46	1.02

Net income per common share	$0.27	$0.09	$0.81	$1.26

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations per common share	$0.12	$0.06	$0.35	$0.23

Discontinued operations per common share	0.15	0.03	0.44	1.01

Net income per common share	$0.27	$0.09	$0.79	$1.24

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — BASIC	57,765,614	49,488,943	51,547,279	47,536,133

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — DILUTED	58,705,348	50,348,217	52,564,944	48,291,330

(1)	The Consolidated Statements of Income do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

(2)	In accordance with SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets,” the Company reports real estate properties and related assets and liabilities to be sold as held for sale and includes the results of operations of real estate properties sold or held for sale in discontinued operations on the Company’s Consolidated Statements of Income.

HEALTHCARE REALTY TRUST INCORPORATED
Consolidated Statements of Cash Flows (1)
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Cash flows from operating activities:
Net income	$15,599	$4,588	$41,692	$60,062
Non-cash items:
Depreciation and amortization — real estate	13,769	13,081	52,069	51,692
Depreciation and amortization — other	811	551	2,679	2,232
Provision for bad debt, net of recoveries	1,478	83	1,904	198
Impairments	857	240	2,486	7,089
Straight-line rent receivable	(718)	(308)	(643)	(1,043)
Straight-line rent liability	276	46	423	954
Equity in (income) losses from unconsolidated joint ventures	(1,114)	250	(1,021)	309
Consolidated losses from variable interest entities	—	24	—	700
Stock-based compensation	(707)	1,002	2,780	4,678
Provision for deferred post-retirement benefits	2,510	779	4,992	2,323
Other non-cash items	(13)	87	559	195

Total non-cash items	17,149	15,835	66,228	69,327

Other items:
Accounts payable and accrued liabilities	(6,556)	(235)	3,097	(2,065)
Other liabilities	3,812	3,897	3,740	4,445
Other assets	1,765	1,407	6,794	(307)
Gain on sales of real estate properties	(745)	1,054	(9,843)	(40,405)
Gain on sale of land	(384)	—	(384)	—
Gain on extinguishment of debt	(2,079)	—	(4,102)	—
State income taxes paid, net of refunds	39	(30)	(612)	(137)

Total other items	(4,148)	6,093	(1,310)	(38,469)

Net cash provided by operating activities	28,600	26,516	106,610	90,920

Cash flows from investing activities:
Acquisition and development of real estate properties	(245,250)	(24,084)	(383,702)	(130,799)
Funding of mortgages and notes receivable	(24,451)	(10,739)	(36,970)	(14,759)
Distributions received from unconsolidated joint ventures	—	287	882	1,414
Partial redemption of preferred equity investment in unconsolidated joint ventures	—	—	5,546	—
Proceeds from sales of real estate	12,452	14,586	37,133	311,927
Proceeds from mortgages and notes receivable repayments	5,602	27	8,236	65,572

Net cash provided by (used in) investing activities	(251,647)	(19,923)	(368,875)	233,355

Cash flows from financing activities:
Net borrowings (repayments) on unsecured credit facility	261,000	6,000	193,000	(54,000)
Borrowings on notes and bonds payable	—	—	—	1,840
Repayments on notes and bonds payable	(1,093)	(884)	(3,813)	(7,440)
Repurchase of notes payable	(14,222)	—	(45,460)	—
Special dividend paid	—	—	—	(227,157)
Quarterly dividends paid	(22,692)	(19,514)	(81,301)	(101,137)
Proceeds from issuance of common stock	193	220	197,255	70,780
Equity issuance costs	(357)	(16)	(389)	(206)
Common stock redemption	—	—	(282)	(386)
Credit facility amendment and extension fees	(800)	—	(1,126)	—

Net cash provided by (used in) financing activities	222,029	(14,194)	257,884	(317,706)

Increase (decrease) in cash and cash equivalents	(1,018)	(7,601)	(4,381)	6,569
Cash and cash equivalents, beginning of period	5,156	16,120	8,519	1,950

Cash and cash equivalents, end of period	$4,138	$8,519	$4,138	$8,519

(1)	The Consolidated Statements of Cash Flows do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

RECONCILIATION OF FUNDS FROM OPERATIONS (1) (2):
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Net Income	$15,599	$4,588	$41,692	$60,062

Gain on sales of real estate properties	(1,129)	1,054	(10,227)	(40,405)
Real estate depreciation and amortization	14,094	13,764	53,972	53,499

Total adjustments	12,965	14,818	43,745	13,094

Funds From Operations — Basic and Diluted	$28,564	$19,406	$85,437	$73,156

Funds From Operations Per Common Share — Basic	$0.49	$0.39	$1.66	$1.54

Funds From Operations Per Common Share — Diluted	$0.49	$0.39	$1.63	$1.51

Weighted Average Common Shares Outstanding — Basic	57,765,614	49,488,943	51,547,279	47,536,133

Weighted Average Common Shares Outstanding — Diluted	58,705,348	50,348,217	52,564,944	48,291,330

RECONCILIATION OF FUNDS AVAILABLE FOR DISTRIBUTION (2):
(Dollars in thousands, except per share data)
(Unaudited)

Three Months Ended
December 31, 2008
Net Income	$15,599

Gain on sales of real estate properties	(1,129)
Total non-cash items included in cash flows from operating activities (3)	17,149

Funds Available For Distribution	$31,619

Funds Available For Distribution Per Common Share — Diluted	$0.54

Weighted Average Common Shares Outstanding — Diluted	58,705,348

(1)	Funds from operations (“FFO”) is calculated according to the definition of the National Association of Real Estate Investment Trusts and is comprised primarily of net income and depreciation from real estate, but is not adjusted for certain non-cash income and expense items. Gains on the sale of real estate properties are excluded from FFO and FFO per share, while impairments are included in FFO and FFO per share.

(2)	FFO and Funds Available For Distribution (“FAD”) do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States and are not necessarily indicative of cash available to fund cash needs. FFO and FAD should not be considered alternatives to net income as indicators of the Company’s operating performance or as alternatives to cash flow as measures of liquidity.

(3)	See the Consolidated Statements of Cash Flows that are included in this earnings release.

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